UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 4, 2016

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina (Address of Principal Executive Offices)	27410 (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective February 4, 2016, the Board of Directors (the “Board”) of Unifi, Inc. (the “Registrant”) elected Paul R. Charron as a director to fill a vacant position on the Board.  Mr. Charron will serve until the Registrant’s next annual meeting of shareholders and thereafter until his successor (if there is to be one) is duly elected and qualified. The Board determined that Mr. Charron satisfies the requirements pertaining to director independence under the applicable provisions of federal securities laws and the rules of the New York Stock Exchange.

Mr. Charron, since 2007, has been an independent consultant in the areas of consumer products, fashion and retail, with particular focus on growth strategies, management structure and the mentoring of senior management teams. His clients have included numerous major publicly held companies and, from 2008 to 2012, he served as Senior Advisor to global private equity firm Warburg Pincus in the areas of consumer products, fashion and retail. Prior to establishing his independent consultancy business, Mr. Charron had a 12-year career with Liz Claiborne Inc., which he joined in 1994 as Vice Chairman and Chief Operating Officer and became President and Chief Executive Officer in 1995, and was Chairman of the Board and Chief Executive Officer from 1996 until his retirement in 2006. Before joining Liz Claiborne Inc., Mr. Charron held executive positions with each of VF Corporation (between 1988 and 1994), Brown & Bigelow (between 1983 and 1987) and Cannon Mills Company (between 1981 and 1983), after beginning his business career in positions with Procter & Gamble (1971 to 1978) and General Foods Corporation (1979 to 1981).

Mr. Charron was a member of the Board of Directors of Campbell Soup Company (from 2003 to 2015), where he also was Non-Executive Chairman of the Board (from August 2009 to November 2015). He is a member (since 2013) of the Administrative Board of Escada SE, which is a global fashion brand based in Munich, Germany. Mr. Charron holds a BA degree from the University of Notre Dame (1964) and an MBA degree from Harvard University (1971).

As compensation for his services as a director during the rest of fiscal year 2016 (and until the Registrant’s 2016 annual meeting of shareholders), Mr. Charron received a grant of restricted stock units for 2,774 shares of the Registrant’s common stock, which were equivalent to approximately $62,500 in value on the date of the grant. For more information on the compensation of the Registrant’s directors, please refer to the disclosure under the heading “Directors’ Compensation” in the Registrant’s Proxy Statement for its 2015 Annual Meeting of Shareholders (filed with the Securities and Exchange Commission on September 4, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:	/S/ W. RANDY EADDY
W. Randy Eaddy
General Counsel and Secretary

Dated: February 4, 2016

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